Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus Supplement No. 8 to the Registration Statement on Form S-1 of Shell Midstream Partners, L.P. of our report dated November 10, 2015 relating to the financial statements of Shell Auger and Lockport Operations which appears in Prospectus Supplement No. 8. We also consent to the reference to us under the heading “Experts” in Prospectus Supplement No. 8.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 20, 2015